VCA ANTECH, INC. REPORTS
                          RECORD THIRD QUARTER RESULTS

     -    Third quarter 2003 diluted earnings per common share was $0.33.
     - Adjusted diluted earnings per common share increased 45.8% to $0.35 beating earnings consensus estimate by $0.04.
     -    Third quarter revenue grew 15.6% to a record $132.9 million.
     -    Third quarter operating income increased 19.5% to $31.2 million.

     LOS ANGELES, CALIFORNIA, OCTOBER 22, 2003 - VCA ANTECH, INC. (NASDAQ NM
SYMBOL: WOOF), a leading animal health care company in the United States, today reported financial results for the third quarter ended September 30, 2003 as follows: revenue increased 15.6% to a third quarter record of $132.9 million; operating income increased 19.5% to $31.2 million; net income increased to $13.5 million; and, diluted earnings per common share increased to $0.33. After adjusting for the impact of debt retirement costs incurred in 2003 and 2002, the third quarter 2003 adjusted net income increased 60.4% to $14.5 million and adjusted diluted earnings per common share increased 45.8% to $0.35 compared to the prior-year quarter. The Company incurred after-tax debt retirement costs of $1.0 million, or $0.02 per diluted common share, for costs incurred in connection with the refinance and $20.0 million voluntary note repayment of its senior term notes during the third quarter ended September 30, 2003. Similarly, during the third quarter ended September 30, 2002 the Company incurred after-tax debt retirement costs of $2.0 million, or $0.05 per diluted common share, for costs incurred in connection with the refinance of its senior term notes.

     The Company also reported the financial results for the nine months ended September 30, 2003 as follows: revenue increased 13.2% to $381.3 million; operating income increased 17.3% to $88.0 million; net income increased to $34.0 million; and, diluted earnings per common share increased to $0.84. In addition to the after-tax debt retirement costs incurred during the third quarter ended September 30, 2003, discussed above, the Company incurred after-tax debt retirement costs during its first quarter ended March 31, 2003 in the amount of $4.4 million, or $0.11 per diluted common share, for costs incurred in connection with the early payment of its 15.5% senior notes. After adjusting for the impact of all debt retirement costs incurred in 2003 and 2002, as discussed above, adjusted net income increased 56.6% to $39.4 million and adjusted diluted earnings per common share increased 42.6% to $0.97 for the nine months ended September 30, 2003 compared to the prior-year period.

     Bob Antin, Chairman and CEO, stated, "We had an excellent third quarter. We increased adjusted diluted earnings per common share by 45.8% to $0.35, exceeding the earnings consensus estimate by $0.04. We continue to achieve operating leverage in our businesses and remain enthusiastic about the pet healthcare market and confident in our experienced management team. With an increase in third quarter revenue of 15.6%, our operating income increased by 19.5% to $31.2 million and our operating margin increased to 23.5% from 22.7% in 2002.

     "Our laboratory division for the third quarter of 2003 increased laboratory revenue by 20.1%, generating an increase in laboratory operating income of 25.0% to $16.9 million and an increase in laboratory operating margin to 36.3% from 34.9% in 2002. Laboratory internal revenue growth was 12.3% for the third quarter of 2003.

     "Our animal hospital division for the third quarter of 2003 increased animal hospital revenue by 14.0%. Animal hospital operating margin decreased to 20.6% from 20.7% in 2002, however, this decrease included the impact of a $392,000 impairment charge for the write-down of real estate. After adjusting for this write-down, animal hospital adjusted operating margin for the third quarter of 2003 increased to 21.0% from 20.7% in 2002. Animal hospital adjusted same-facility revenue(1) growth was 4.5% for the third quarter of 2003."

NON-GAAP FINANCIAL MEASURES

     We believe investors' understanding of our total performance is enhanced by disclosing adjusted net income and adjusted diluted earnings per common share. We define adjusted net income as reported net income adjusted to exclude certain significant items. For the periods reported in this press release, the only significant items that were excluded from adjusted net income were debt retirement costs incurred in the first and third quarters of 2003 and in the third quarter of 2002. Adjusted diluted earnings per common share is adjusted net income divided by fully diluted shares outstanding.

     Management uses adjusted net income and adjusted earnings per diluted common share because they exclude the effects of the debt retirement costs that we believe are not representative of our core operations for the periods presented. As a result, these non-GAAP financial measures help to provide meaningful comparisons of our overall performance from one reporting period to another and meaningful assessments of our future performance and related trends.

     We also believe that disclosing animal hospital adjusted operating margin and animal hospital adjusted same-facility revenue enhances investors' understanding of our animal hospital division's performance. We define animal hospital adjusted operating margin as reported operating margin adjusted to exclude certain significant items. For the periods reported in this press release, the only significant item that was excluded from animal hospital adjusted operating margin was a third quarter 2003 impairment charge of $392,000 for the write-down of real estate. We define animal hospital adjusted same-facility revenue as combined same-facility revenue of animal hospitals owned and animal hospitals managed and excluding management fees earned from animal hospitals managed.

     Management uses animal hospital adjusted operating margin because it excludes the effect of an impairment charge that we believe is not representative of the animal hospital division's core operations for the periods presented. Management uses animal hospital adjusted same-facility revenue to aid in understanding how all animal hospitals owned and managed are performing as a group. As a result, these non-GAAP financial measures help to provide meaningful comparisons of the animal hospital division's performance from one reporting period to another and meaningful assessments of the division's future performance and related trends.

     There are material limitations associated with the use of these non-GAAP financial measures: adjusted net income excludes the impact of significant items (in this case, debt retirement costs) on current performance; adjusted diluted earnings per common share does not depict the amount accrued directly to each shareholder's benefit; animal hospital adjusted operating margin does not include the impact of significant items (in this case, an impairment charge); and, animal hospital adjusted same-facility revenue is not reflective of the consolidated results for animal hospitals owned and managed as reported in our consolidated financial statements.

     To compensate for the limitations in the non-GAAP financial measures discussed above, we ensure that our disclosures provide a complete understanding of all adjustments found in non-GAAP financial measures, and we reconcile the non-GAAP financial measures to the GAAP financial measures in the attached financial schedules titled "Supplemental Operating Data."

CONFERENCE CALL

     VCA Antech will discuss its third quarter 2003 earnings during a conference call today, October 22, 2003 at 4:30 p.m. Eastern Time. The call will be broadcast live on the Internet and can be accessed by visiting the Company's website at HTTP://INVESTOR.VCAANTECH.COM. The conference call can also be accessed via telephone by dialing (800) 361-0912. Interested parties should call at least ten minutes prior to the start of the conference call to register.

     Statements contained in this release that are not based on historical information are forward-looking statements that involve risks and uncertainties. Actual results may vary substantially as a result of a variety of factors. Among the important factors that could cause actual results to differ are the level of direct costs and the ability of the Company to maintain revenue at a level necessary to maintain expected operating margins, the level of selling, general and administrative costs, the effects of competition, the efficient integration of the Company's acquisitions, the effects of the Company's recent acquisitions and its ability to effectively manage its growth, the ability of the Company to service its debt, the continued implementation of its management information systems, pending litigation and governmental investigations, general economic conditions, and the results of the Company's acquisition program. These and other risk factors are discussed in the Company's recent filing with the Securities and Exchange Commission on Form 10-K and the reader is directed to these statements for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements.

     VCA Antech owns, operates and manages the largest networks of free-standing veterinary hospitals and veterinary-exclusive clinical laboratories in the country.

     Media contact: Tom Fuller,
                    Chief Financial Officer
                    (310) 571-6505

                                VCA ANTECH, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      THREE MONTHS               NINE MONTHS
                                                   ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,
                                                    2003         2002         2003         2002
                                                  --------     --------     --------     --------
Revenue:
   Laboratory                                     $46,429      $38,650      $134,818     $116,911
   Animal hospital                                 89,079       78,118       254,231      225,383
   Other                                                -          500             -        1,500
   Intercompany                                    (2,605)      (2,296)       (7,783)      (6,902)
                                                  --------     --------     --------     --------
                                                  132,903      114,972       381,266      336,892
                                                  --------     --------     --------     --------

Direct costs                                       88,710       77,157       254,965      226,749

Gross profit, excluding depreciation and
    amortization:
   Laboratory                                      20,559       16,801        60,676       51,366
   Animal hospital                                 23,634       20,514        65,625       57,277
   Other                                                -          500             -        1,500
                                                  --------     --------     --------     --------
                                                   44,193       37,815       126,301      110,143
                                                  --------     --------     --------     --------
Selling, general and administrative:
   Laboratory                                       2,826        2,563         8,330        7,632
   Animal hospital                                  2,492        2,359         7,514        7,351
   Corporate                                        3,613        3,810        11,540       10,910
                                                  --------     --------     --------     --------
                                                    8,931        8,732        27,384       25,893
                                                  --------     --------     --------     --------

Depreciation and amortization                       3,579        3,028        10,653        9,330
Write-down and loss (gain) on sale of assets          442          (80)          282          (80)
                                                  --------     --------     --------     --------
Operating income                                   31,241       26,135        87,982       75,000

Interest expense, net                               6,361       10,208        19,771       30,541
Other (income) expense                               (129)          (5)          129         (159)
Minority interest expense                             456          430         1,279        1,360
Debt retirement costs                               1,701        3,391         9,118        3,391
                                                  --------     --------     --------     --------
Income before provision for income taxes           22,852       12,111        57,685       39,867
Provision for income taxes                          9,363        5,076        23,663       16,702
                                                  --------     --------     --------     --------
Net income                                        $13,489      $ 7,035      $ 34,022     $ 23,165
                                                  ========     ========     ========     ========

Diluted earnings per common share                 $  0.33      $  0.19      $   0.84     $   0.63
                                                  ========     ========     ========     ========
Shares used for computing diluted
 earnings per common share                         41,334       37,094        40,650       37,088
                                                  ========     ========     ========     ========

                                VCA ANTECH, INC.
                           Supplemental Operating Data
         For the Three and Nine Months Ended September 30, 2003 and 2002
              (UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



TABLE #1                                           THREE MONTHS               NINE MONTHS
RECONCILIATION OF NET INCOME TO                ENDED SEPTEMBER 30,        ENDED SEPTEMBER 30,
     ADJUSTED NET INCOME                        2003          2002         2003           2002
                                              --------      --------     --------       --------
Net income                                    $ 13,489      $ 7,035      $ 34,022       $ 23,165
Certain significant items:
   Debt retirement costs                         1,701        3,391        9,118          3,391
   Related income tax effect                      (697)      (1,390)      (3,738)        (1,390)
                                              --------      --------     --------       --------
Adjusted net income                           $ 14,493      $ 9,036      $ 39,402       $ 25,166
                                              ========      ========     ========       ========

TABLE #2
RECONCILIATION OF DILUTED EARNINGS PER
     COMMON SHARE TO ADJUSTED DILUTED
     EARNINGS PER COMMON SHARE

Diluted earnings per common share             $   0.33      $  0.19      $   0.84       $   0.63
Certain significant items as detailed in
   Table #1, net of income tax effect             0.02         0.05          0.13           0.05
                                              --------      --------      --------       --------
Adjusted diluted earnings per common share    $   0.35      $  0.24      $   0.97       $   0.68
                                              ========      ========      ========       ========

Shares used for computing diluted earnings
   per common share                             41,334       37,094        40,650         37,088
                                              ========      ========      ========       ========

TABLE #3
RECONCILIATION OF ANIMAL HOSPITAL OPERATING
     MARGIN TO ANIMAL HOSPITAL ADJUSTED
     OPERATING MARGIN

Animal hospital operating income              $ 18,352      $16,185      $ 50,718       $ 43,751
Animal hospital operating margin                  20.6%        20.7%         19.9%          19.4%
Certain significant items:
   Write-down of assets                            392            -           392              -
                                              --------      --------     --------       ---------
Animal hospital adjusted operating income      $18,744      $16,185      $ 51,110       $ 43,751
                                              ========      ========     ========       =========
Animal hospital adjusted operating margin         21.0%        20.7%         20.1%          19.4%


                                VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA - CONTINUED
         FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                           (UNAUDITED - IN THOUSANDS)


TABLE #4
RECONCILIATION OF ANIMAL HOSPITAL
DIVISION'S ADJUSTED SAME-FACILITY
REVENUE AND ADJUSTED SAME-FACILITY
REVENUE GROWTH TO ITS SAME-FACILITY            THREE MONTHS                     NINE MONTHS
REVENUE AND SAME-FACILITY REVENUE            ENDED SEPTEMBER 30,           ENDED SEPTEMBER 30,
                                         --------------------------     --------------------------
GROWTH                                    2003       2002    % GROWTH      2003       2002     % GROWTH
                                          ----       ----     --------     ----       ----     --------

ANIMAL HOSPITAL REVENUE:
Adjusted same-facility revenue (1)       $90,680    $86,764    4.5%     $ 256,746   $ 247,939      3.6%
Same-facility revenue of animal
  hospitals managed                      (21,517)   (21,036)              (60,318)    (59,728)
                                         --------   --------            ----------  ----------
Same-facility revenue of animal
  hospitals owned                         69,163     65,728               196,428     188,211
Same-facility management fees (2)         11,633     11,423                32,990      32,752
                                         --------   --------            ----------  ----------
Same-facility revenue reported           $80,796    $77,151    4.7%     $ 229,418   $ 220,963     3.8%
                                         ========   ========            ==========  ==========



                 AS OF SEPTEMBER 30, 2003 AND DECEMBER 31, 2002
                           (UNAUDITED - IN THOUSANDS)


TABLE #5                                                      SEPTEMBER 30,      DECEMBER 31,
SELECTED CONSOLIDATED BALANCE SHEET DATA                          2003               2002
                                                             ---------------    ---------------
Cash                                                          $   18,445         $    6,462
Accounts receivable, net                                      $   23,931         $   20,727
Stockholders' equity                                          $  151,490         $   63,086
Total assets                                                  $  545,848         $  507,428

Debt:
   Revolving credit facility                                  $        -         $    7,500
   Senior term C notes                                                 -            167,283
   Senior term D notes                                           146,073                  -
   9.875% senior subordinated notes                              170,000            170,000
   15.5% senior notes                                                  -             38,137
   Other                                                           1,884              1,637
   Unamortized discounts                                              (5)            (3,000)
                                                             ---------------    ---------------
      Total debt                                              $  317,952         $  381,557
                                                             ===============    ===============

                                VCA ANTECH, INC.
                     SUPPLEMENTAL OPERATING DATA - CONTINUED
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
                           (UNAUDITED - IN THOUSANDS)

                                                         FOR THE NINE MONTHS
Table #6                                                 ENDED SEPTEMBER 30,
                                                         -------------------
SELECTED CASH FLOW AND EXPENSE DATA                        2003          2002
                                                        ----------    ---------

Net cash provided by operating activities               $  67,690     $ 60,838
Rent expense                                            $  12,196     $ 10,295
Capital expenditures                                    $  11,040     $ 13,405


Notes to Press Release and Tables
-------------------------------------
     (1) Animal hospital revenue is comprised of revenue of the animal hospitals that we own and the management fees of animal hospitals that we manage. Certain states prohibit corporations from providing or holding themselves out as providers of veterinary medical care. In these states, we enter into arrangements with a veterinary medical group that provides all veterinary medical care, while we manage the administrative functions associated with the operation of the animal hospitals and own or lease the hospital facility from a third party. In return for our services, the veterinary medical group pays us a management fee. We do not consolidate the operations of animal hospitals that we manage. However, when we analyze revenue and same-facility revenue growth for animal hospitals, we use combined revenue and an adjusted same-facility measure that are calculated using the combined revenue of animal hospitals owned and managed for the entire periods presented. We feel that combined revenue and adjusted same-facility revenue are important measures because they reflect the overall performance of all animal hospitals owned and managed.

     (2) Same-facility management fees are paid to us by veterinary medical groups.


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